Exhibit 99.1
ENTROPIC REPORTS FIRST QUARTER 2014 RESULTS
Conference Call to be Webcast Today at 1:30 p.m. Pacific Time
SAN DIEGO, May 1, 2014 - Entropic (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today reported its first quarter results for the period ended March 31, 2014. Entropic reported first quarter net revenues of $55.7 million. This compares to net revenues of $57.9 million in the fourth quarter of 2013, and $74.5 million in the first quarter of 2013.
In accordance with U.S. generally accepted accounting principles (GAAP), the Company's first quarter net loss was $23.3 million, or $(0.26) per share (basic and diluted). This compares with GAAP net loss of $11.9 million, or $(0.13) per share (basic and diluted) in the fourth quarter of 2013, and net loss of $2.4 million, or $(0.03) per share (basic and diluted) in the first quarter of 2013.
Non-GAAP net loss in the first quarter was $15.3 million, or $(0.17) per share (basic and diluted), compared to non-GAAP net loss of $5.6 million, or $(0.06) per share (basic and diluted) in the fourth quarter of 2013, and non-GAAP net income of $0.3 million, or $0.00 (basic and diluted), in the first quarter of 2013.
“During the first quarter, we extended our technology leadership and commitment to the connected home entertainment market by demonstrating several new products including our integrated SoC plus MoCA with HEVC decoding and full band capture front end capabilities, our second-generation single-chip MoCA 2.0 system solution, and our second-generation digital channel stacking switch solution,” said Patrick Henry, president and chief executive officer, Entropic.  “We remain focused on operational and engineering execution, driving our next set of service provider deployments, and assisting our OEM and service provider partners with the implementation of their IP video strategies.”

	Three Months Ended
(In millions, except per share data)	March 31, 2014	December 31, 2013	March 31, 2013
Net revenues	$55.7	$57.9	$74.5
GAAP net loss	$(23.3)	$(11.9)	$(2.4)
GAAP net loss per share (basic and diluted)	$(0.26)	$(0.13)	$(0.03)
Non-GAAP net (loss) income[1]	$(15.3)	$(5.6)	$0.3
Non-GAAP net (loss) income per share[1] (diluted)	$(0.17)	$(0.06)	$0.00
1. Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

RECENT HIGHLIGHTS

Executive News

•
Entropic Announced Changes to its Engineering and Technology Management Teams with Vahid Manian Being Named Senior Vice President of Global Engineering and Operations and Dr. Michael Farese Assuming the Role of Chief Technology Officer

Awards and Milestones

•
Entropic Reached a Major Multimedia over Coax Alliance (MoCA®) 2.0 Milestone, with the NETGEAR® WM2500RP MoCA-to-WiFi® Extender, Powered by Entropic's EN2710 MoCA 2.0 Solution, Being the First MoCA 2.0 Certified Product Available in the Market

•	Entropic Announced it Shipped More Than Five Million Set-Top Box (STB) System-on-a-Chip (SoC) Solutions for North American Cable Operator HD-DTAs (High-Definition Digital Transport Adapters)

Technology Innovation

•	Entropic Introduced its EN7305, A Fully-Integrated, Cost-Optimized IP-Client System-on-a-Chip (SoC) that Enables Highest Quality Video Delivery and Playback with HEVC and MoCA 2.0

•	Entropic Brought MoCA Home Networking into the China Market with the Introduction of the EN231x

•
Entropic Announced Availability of Its Open RDK Platform, Leveraging the OpenEmbedded Technology and the Yocto Project™ Development Environment, to Enable Operators to Minimize Software Diversity in their Reference Design Kit (RDK) STB Implementations

New Deployments

•	Entropic and MTI Deployed Advanced Channel Stacking Switch Solutions into the Middle East Satellite Market

New Designs

•	Eagle Kingdom Technologies Selected Entropic's SoC for the World's First Hybrid PowerPlug STB

•	BigWhite Network Chose Entropic's MoCA Technology for Reliable Home Networking in China

•	China OEMs, Jetnet, Guangda and Yitong, Announced Adoption of Entropic's c.LINK 1.1+ Broadband Access Ethernet-over-Coax (EoC) Solution

New Partnerships

•	Entropic Completed Conax Certification for its Advanced STB SoC Solutions

•	Entropic and UpdateLogic Leveraged Entropic’s Open RDK Platform to Integrate Device Management Services on STBs in Record Time

•	Entropic and Opera Collaborated on the OpenEmbedded Technology to Bring Blink-Based Opera Software Development Kit (SDK) to RDK Implementations on Any STB

For More Information
Entropic management will be holding a conference call today, May 1, 2014 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss the Company's results for the first quarter of fiscal 2014, and to provide guidance for the second quarter. You may access the conference call via any of the following:
Teleconference:         888-679-8035
Access Code:        44264831
Web Broadcast:         http://events.entropic.com/
Replay:             888-286-8010
Replay Passcode:    94915340

About Entropic
Entropic™ (Nasdaq:ENTR) is a world leader in semiconductor solutions for the connected home. The Company transforms how traditional HDTV broadcast and IP-based streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic's next-generation Set-top Box (STB) System-on-a-Chip (SoC) and Connectivity solutions enable Pay-TV operators to offer consumers more captivating whole-home entertainment experiences by transforming the way digital entertainment is delivered, connected and consumed - in the home and on the go. For more information, please visit Entropic at: www.entropic.com, read our blog Entropic Topics, or get social with us at @Entropic_News, or on Facebook, Google+, YouTube and LinkedIn.
Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of all forms of stock-based compensation, amortization of intangible assets, the loss related to equity method investment, the impact of fair value adjustments related to contingent consideration payable in the acquisition of PLX Technology assets and the cash tax difference.
Management uses these non-GAAP financial measures to manage the Company's business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company's board of directors, (ii) evaluate the Company's operating performance, (iii) compare the Company's performance to internal forecasts, and (iv) manage the Company's business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company's operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance.
The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements regarding our technology leadership, our operational and engineering execution and our ability to drive service provider deployments. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers and, ultimately, service providers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for High Definition (HD) video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products including those associated with IP Video delivery; risks related to international operations; risks related to intellectual property, including third party licensing or patent infringement claims; and other factors discussed in the "Risk Factors" section of Entropic's Annual Report on Form 10-K for the year ended December 31, 2013.  All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.
Copyright © 2014 Entropic. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.
Investor Contact:
Debra Hart
+1 858.768.3852
debra.hart@entropic.com

Media/Industry Analyst Contact:
Chris Fallon
+ 1 858.768.3827
chris.fallon@entropic.com

# # #

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Statements of Operations
(In thousands, except for per share information)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
	(unaudited)	(unaudited)	(unaudited)

Net revenues	$55,655	$57,931	$74,457
Cost of net revenues	29,593	30,137	39,618
Gross profit	26,062	27,794	34,839
Operating expenses:
Research and development	35,266	29,622	28,070
Sales and marketing	7,445	6,273	6,455
General and administrative	6,132	5,125	6,083
Amortization of intangibles	443	444	930
Total operating expenses	49,286	41,464	41,538
Loss from operations	(23,224)	(13,670)	(6,699)
Loss related to equity method investment	—	—	(780)
Other income, net	81	435	428
Loss before income taxes	(23,143)	(13,235)	(7,051)
Income tax provision (benefit)	110	(1,333)	(4,647)
Net loss	$(23,253)	$(11,902)	$(2,404)

Net loss per share - basic and diluted	$(0.26)	$(0.13)	$(0.03)
Weighted average number of shares used to compute net loss per share - basic and diluted	89,705	91,293	89,304

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2014	December 31, 2013	March 31, 2013
	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,453	$16,298	$22,546
Marketable securities	94,821	71,922	69,696
Accounts receivable	33,726	30,204	45,055
Inventory	14,479	13,503	17,358
Deferred tax assets, current	51	51	8,581
Prepaid expenses and other current assets	18,706	18,739	14,158
Total current assets	173,236	150,717	177,394
Property and equipment, net	18,174	17,994	19,483
Long-term marketable securities	30,740	69,534	85,326
Intangible assets, net	44,166	47,326	43,839
Deferred tax assets, long-term	—	—	23,550
Goodwill	4,688	4,688	3,937
Other long-term assets	4,767	5,001	8,723
Total assets	$275,771	$295,260	$362,252
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,225	$8,601	$19,161
Accrued expenses and other current liabilities	5,711	6,318	7,640
Accrued payroll and benefits	8,489	7,077	8,605
Total current liabilities	29,425	21,996	35,406
Deferred rent	1,858	1,751	1,289
Other long-term liabilities	1,848	1,688	1,552
Stockholders' equity	242,640	269,825	324,005
Total liabilities and stockholders' equity	$275,771	$295,260	$362,252

ENTROPIC COMMUNICATIONS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.
The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
	(unaudited)	(unaudited)	(unaudited)
GAAP net (loss) income	$(23,253)	$(11,902)	$(2,404)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	167	203	201
Research and development	3,202	3,099	1,989
Sales and marketing	562	561	298
General and administrative	937	1,090	966
Total stock-based compensation	4,868	4,953	3,454
Amortization of intangible assets:
Cost of net revenues	2,717	2,717	2,228
Operating expenses	443	444	930
Loss related to equity method investment	—	—	780
Adjustments to the fair value of PLX acquisition contingent consideration	—	—	12
Income tax effects of pre-tax adjustments	—	—	(2,591)
Cash tax difference (1)	(113)	(1,814)	(2,097)
Total of non-GAAP adjustments	7,915	6,300	2,716
Non-GAAP net (loss) income	$(15,338)	$(5,602)	$312
Weighted average shares (basic)	89,705	91,293	89,304
Adjustment for dilutive shares	—	—	2,875
Weighted average shares (diluted)	89,705	91,293	92,179
GAAP net loss per share (basic and diluted)	$(0.26)	$(0.13)	$(0.03)
Non-GAAP adjustments detailed above	0.09	0.07	0.03
Non-GAAP net (loss) income per share (diluted)	$(0.17)	$(0.06)	$—

(1)
The Company's non-GAAP net (loss) income per share is calculated using the cash tax rate of (1)%, (9)%, and 12% for the three month periods ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively. The estimated cash tax rate is the estimated tax payable on the Company's projected tax returns as a percentage of estimated annual non-GAAP pre-tax net income (loss). The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the valuation allowance adjustments, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of its operating results. The Company's effective tax rate used for the purposes of calculating GAAP net loss for the three month periods ended March 31, 2014, December 31, 2013 and March 31, 2013 was approximately 0%, 10%, and 66%, respectively.